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                                                                 EXHIBIT 10.26.2

                                                                       EXHIBIT B


                  COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT


                                   dated as of

                               September 17, 1999



                                      among




                     CRICKET WIRELESS COMMUNICATIONS, INC.,




                  The Representatives and Unrepresented Holders
                               referred to herein,


                                       and


                      STATE STREET BANK AND TRUST COMPANY,
                               as Collateral Agent

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                                        2


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                                        3


                       TABLE OF CONTENTS


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                                        ARTICLE I

                                       Definitions

SECTION 1.01.  Defined Terms..........................................................1
SECTION 1.02.  Terms Generally.......................................................10
SECTION 1.03.  Accounting Terms; GAAP................................................11

                                       ARTICLE II

            Permitted Additional Obligations; Additional Security Documents

SECTION 2.01.  Permitted Additional Obligations......................................11
SECTION 2.02.  Additional Security Documents.........................................11

                                       ARTICLE III

                    Acts of Secured Parties; Amounts of Obligations

SECTION 3.01.  Acts of Secured Parties...............................................12
SECTION 3.02.  Determination of Amounts of Obligations...............................12
SECTION 3.03.  Restrictions on Actions...............................................13

                                       ARTICLE IV

                               Duties of Collateral Agent

SECTION 4.01.  Notice to Secured Parties.............................................14
SECTION 4.02.  Actions Under Support Documents.......................................14
SECTION 4.03.  Records...............................................................14

                                        ARTICLE V

                           Collateral Accounts; Distributions

SECTION 5.01.  The Collateral Accounts...............................................15
SECTION 5.02.  Application of Proceeds...............................................16
SECTION 5.03.  Time of Payments......................................................17
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SECTION 5.04.  Application of Amounts Not Distributable..............................17
SECTION 5.05.  Treatment of Contingent Obligations...................................17
SECTION 5.06.  Collateral Agent's Calculations.......................................18

                                       ARTICLE VI

                                       Agreements

SECTION 6.01.  Delivery of Agreements................................................18
SECTION 6.02.  Information...........................................................18

                                       ARTICLE VII

                                  The Collateral Agent

SECTION 7.01.  Appointment; Rights and Duties........................................19
SECTION 7.02.  Expenses; Indemnity; Damage Waiver....................................21

                                      ARTICLE VIII

                             Representations and Warranties

SECTION 8.01.  Organization; Powers..................................................22
SECTION 8.02.  Authorization; Enforceability.........................................23
SECTION 8.03.  Governmental Approvals; No Conflicts..................................23

                                       ARTICLE IX

                               Intercreditor Arrangements

SECTION 9.01.  Security Interests....................................................23
SECTION 9.02.  Turnover of Collateral and Certain Payments...........................24
SECTION 9.03.  Release of Collateral and Guarantees..................................24
SECTION 9.04.  Additional Collateral.................................................25
SECTION 9.05.  Purchase of Collateral................................................25
SECTION 9.06.  Further Assurances, etc...............................................25
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                                        ARTICLE X

                                  Benefit of Agreement

Benefit of Agreement.................................................................26

                                       ARTICLE XI

                                     Miscellaneous

SECTION 11.01.  Notices..............................................................26
SECTION 11.02.  Waivers; Amendments..................................................27
SECTION 11.03.  Counterparts.........................................................28
SECTION 11.04.  Severability.........................................................28
SECTION 11.05.  Governing Law; Jurisdiction; Consent to Service of Process...........28
SECTION 11.06.  WAIVER OF JURY TRIAL.................................................29
SECTION 11.07.  Headings.............................................................29
SECTION 11.08.  Successors and Assigns...............................................29
SECTION 11.09.  Termination..........................................................30
SECTION 11.10.  Complete Agreement...................................................30

EXHIBIT:

Exhibit A -- Form of Permitted Additional Obligations Designation
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                                           6

                        COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT dated as
                of [ ], 1999, among CRICKET WIRELESS COMMUNICATIONS, INC., a Delaware corporation, STATE STREET BANK AND TRUST COMPANY, as Collateral Agent, and the Representatives and Unrepresented Holders referred to herein.

        WHEREAS the Borrower (such term, and other capitalized terms used in this preliminary statement, having the meanings set forth in this Agreement below) is entering into the Credit Agreement pursuant to which the Lenders will make Loans to the Borrower;

        WHEREAS the Loan Parties have agreed to enter into certain Security Documents in order to secure the Credit Facility Obligations and the Subsidiary Loan Parties have agreed to enter into the Guarantee Agreement in order to guarantee the Credit Facility Obligations;

        WHEREAS the Borrower may from time to time incur Permitted Additional Obligations that may be secured under the Security Documents and guaranteed pursuant to the Guarantee Agreement; and

        WHEREAS the parties desire to enter into this Agreement in order to set forth certain agreements with respect to the Obligations to be so secured and guaranteed, including mechanisms for securing Permitted Additional Obligations and certain intercreditor arrangements with respect to the enforcement of rights under the Support Documents and the allocation of proceeds in respect of the Obligations;

        NOW THEREFOR, the parties hereto agree as follows:



                                    ARTICLE I

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                                       7

                                   Definitions

        SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

        "Act" has the meaning set forth in Section 3.01.

        "Additional Security Document" means any agreement or instrument (other than the Initial Security Documents) creating or evidencing a security interest of the Collateral Agent in, or a Lien in favor of the Collateral Agent on, or an assignment to the Collateral Agent of, any Collateral.

        "Administrative Agent" means Lucent Technologies Inc., in its capacity as administrative agent for the Lenders under the Credit Agreement.

        "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

        "Borrower" means Cricket Wireless Communications, Inc., a Delaware corporation.

        "Borrower Pledge Agreement" means the Borrower Pledge Agreement dated as of the date hereof among Holdings, the Borrower, the Subsidiary Loan Parties and the Collateral Agent.

        "Business Day" has the meaning assigned to such term in the Credit Agreement.

        "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance



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                                       8


with GAAP.

        "Collateral" means (a) any and all "Collateral" as defined in any applicable Security Document and (b) any and all other assets of whatever nature, tangible or intangible, now owned or existing or hereafter acquired or arising in which the Collateral Agent has been granted a Lien or security interest, or that have been assigned to the Collateral Agent, pursuant to any of the Security Documents.

        "Collateral Accounts" has the meaning set forth in Section 5.01(a).

        "Collateral Agent" means State Street Bank and Trust Company, in its capacity as collateral agent for the Secured Parties under the Support Documents.

        "Contingent Obligations" means any Obligations that are contingent obligations or not yet liquidated, including any obligation for the reimbursement of any letter of credit that is outstanding but not yet drawn upon.

        "Contingent Obligations Collateral Account" has the meaning set forth in
Section 5.05.

        "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

        "Credit Agreement" means the Credit Agreement dated as of September 17, 1999, among, Holdings, the Borrower, the Lenders and the Administrative Agent.

        "Credit Facility Obligations" means (a) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such


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                                       9


proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (b) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receiver ship or other similar proceeding, regardless of whether allowed or allowable in such proceeding) of the Borrower under the Credit Agreement.

        "Enforcement Collateral Account" has the meaning set forth in Section 5.01(a).

        "Environmental Laws" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

        "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law,
(b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials,
(d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

        "Equity Interests" means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other


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equity ownership interests in a Person.

        "Financial Officer" means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower.

        "GAAP" means, subject to Section 1.03, generally accepted accounting principles in the United States of America.

        "General Collateral Account" has the meaning set forth in Section
5.01(a).

        "General Funds" means funds required to be deposited in the General Collateral Account as provided in Section 5.01(b).

        "General Funds Release Request" means a written request delivered by the Borrower to the Collateral Agent requesting the Collateral Agent to release funds from the General Collateral Account. Each General Funds Release Request
(a) shall specify (i) the amount of funds to be released, (ii) the date of the requested release, (iii) the purpose for which the Borrower expects to use such funds, (iv) the applicable provisions of the applicable Secured Instrument or Secured Instruments pursuant to which such funds are being released and (v) the wire instructions for the transfer of such funds to or for the account of the Borrower and (b) shall be accompanied by a certificate of a Financial Officer to the effect that such requested release of funds is not in contravention of any Secured Instrument.

        "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

        "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of


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                                       11



guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

        "Guarantee Agreement" means the Guarantee Agreement dated as of the date hereof among Holdings, the Subsidiary Loan Parties and the Collateral Agent.

        "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

        "Holder" means any direct holder of, or creditor party to a Secured Instrument in respect of, any Obligations.

        "Holdings" means Cricket Communications, Inc., a Delaware corporation.

        "Indebtedness" of any Person means, without


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                                       12


duplication, (a) all obligations of such Person for borrowed money or with respect to advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

        "Indemnitee" has the meaning assigned to such term in Section 7.02.

        "Indemnity, Subrogation and Contribution Agreement" means the Indemnity, Subrogation and Contribution Agreement dated as of the date hereof among the Borrower, the Subsidiary Loan Parties and the Collateral Agent.

        "Initial Security Documents" means this Agreement, the Security Agreement, the Borrower Pledge Agreement and the Parent Pledge Agreement.

        "Lenders" means the lenders from time to time


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party to the Credit Agreement.

        "License Subsidiary" has the meaning assigned to such term in the Credit Agreement.

        "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

        "Loan Parties" means the Parent, Holdings, the Borrower and the Subsidiary Loan Parties.

        "Loans" has the meaning assigned to such term in the Credit Agreement.

        "Moody's means Moody's Investors Service, Inc.

        "Notice of Cancelation of Enforcement" means, with respect to any Notice of Enforcement, a notice or notices delivered to the Collateral Agent by the Representatives and/or Unrepresented Holders representing the Required Secured Parties, canceling such Notice of Enforcement.

        "Notice of Enforcement" means a notice or notices delivered to the Collateral Agent by Representatives and/or Unrepresented Holders representing the Required Secured Parties stating that (a) all or part of the Obligations are due and payable and remain unpaid and any applicable grace period for payment thereof has lapsed or (b) all or part of the Obligations are then permitted by the Secured Instrument or Secured Instruments under which such Obligations are outstanding (because of the occurrence of an event of default or similar event under such Secured Instrument or


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                                       14


Secured Instruments) to be declared due and payable prior to the stated maturity thereof pursuant to the terms of such Secured Instrument or Secured Instruments. A Notice of Enforcement shall be deemed to have been given when the notice referred to in the preceding sentence has actually been received by the Collateral Agent and to have been rescinded when the Collateral Agent has actually received a Notice of Cancelation of Enforcement. A Notice of Enforcement shall be deemed to be in effect at all times after such Notice has been given until such time, if any, as such Notice has been rescinded. The Representatives and Unrepresented Holders representing the Required Secured Parties shall rescind a Notice of Enforcement once such Representatives and Unrepresented Holders are satisfied that the event or events giving rise to such Notice of Enforcement have been cured or waived in accordance with the applicable Secured Instrument and no other event has occurred and is continuing that would permit a Notice of Enforcement to be given.

        "Obligations" means, collectively, the Credit Facility Obligations and all Permitted Additional Obligations.

        "Parent" means Leap Wireless International, Inc., a Delaware corporation.

        "Parent Pledge Agreement" means the Parent Pledge Agreement dated the date hereof among the Parent and the Collateral Agent.

        "Permitted Additional Obligations" means (a) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on any Indebtedness for borrowed money of the Borrower, but only to the extent that such Indebtedness is designated as "Permitted Additional Obligations" in accordance with Section 2.01, and (b) all other monetary


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                                       15


obligations (other than monetary obligations in respect of Indebtedness that does not constitute Permitted Additional Obligations), including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) of the Borrower under the Secured Instrument governing or evidencing such Indebtedness referred to in clause (a) above; provided that any Indebtedness or obligations owing to Holdings, any Subsidiary Loan Party or Affiliate of the Borrower shall not constitute Permitted Additional Obligations.

        "Permitted Additional Obligations Designation" means each Permitted Additional Obligations Designation duly completed and executed by the Collateral Agent, the Borrower and the holder or holders of the Permitted Additional Obligations referenced therein (or a Representative of such holders) and delivered pursuant to Section 2.01, substantially in form of Exhibit A.

                "Permitted Investments" means:

                (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

                (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody's;

                (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of


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                                       16


        any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000; and

                (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above.

        "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

        "Principal Obligations" means the principal amount of the outstanding Obligations.

        "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

        "Representative" means, as to any Secured Party or Secured Parties, any Person designated in the Secured Instrument evidencing or governing the Obligations held by such Secured Party or Secured Parties as the trustee, agent or representative of such Secured Party or Secured Parties (including, in the case of the Credit Facility Obligations, the Administrative Agent).

        "Required Committed Secured Parties" means, at any time, Secured Parties having outstanding Principal Obligations and Secured Instrument Commitments representing more than 50% of the sum of the total outstanding Principal Obligations and Secured Instrument Commitments at such time.

        "Required Secured Parties" means, at any time, Secured Parties having outstanding Principal Obligations


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                                       17


representing more than 50% of the aggregate principal amount of the total outstanding Principal Obligations at such time.

        "S&P" means Standard & Poor's.

        "Secured Instrument" means any instrument or agreement (other than the Support Documents) that evidences or governs the terms of any of the Obligations (including, in the case of the Credit Facility Obligations, the Credit Agreement).

        "Secured Instrument Commitments" means, at any time, commitments in effect at such time to extend credit to the Borrower under any Secured Instrument that, if extended at such time, would constitute Principal Obligations.

        "Secured Parties" means the Collateral Agent and the Holders of the Obligations (including, in the case of the Credit Facility Obligations, the Lenders and the Administrative Agent).

        "Security Agreement" means the Security Agreement dated as of the date hereof among the Borrower, the Subsidiary Loan Parties and the Collateral Agent.

        "Security Documents" means the Initial Security Documents and the Additional Security Documents.

        "Subordination Agreement" means the Subordination Agreement dated as of the date hereof among the Loan Parties and the Collateral Agent.

        "Subordination Collateral Account" has the meaning set forth in Section 5.01(a).

        "subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other



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                                       18


entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

        "Subsidiary" means any subsidiary of the Borrower.

        "Subsidiary Loan Parties" means the Subsidiaries and the License Subsidiaries.

        "Support Documents" means the Security Documents, the Indemnity, Subrogation and Contribution Agreement, the Subordination Agreement and the Guarantee Agreement.

        "Unrepresented Holder" means any Holder for which there is no Representative.

        SECTION 1.02. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified, (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections and Exhibits shall


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                                       19


be construed to refer to Articles and Sections of, and Exhibits to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts, contract rights, licenses and intellectual property.

        SECTION 1.03. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Collateral Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Collateral Agent notifies the Borrower that the Required Committed Secured Parties request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.


                                   ARTICLE II

                        Permitted Additional Obligations;
                          Additional Security Documents

        SECTION 2.01. Permitted Additional Obligations. The Borrower may from time to time designate any Indebtedness for borrowed money of the Borrower as Permitted Additional Obligations hereunder by (a) delivering to the Collateral Agent a Permitted Additional Obligations Designation in respect of such Indebtedness describing such Indebtedness and attaching thereto a true and complete copy of all instruments and agreements (together with all


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                                       20


schedules, exhibits, annexes, appendices and other attachments thereto), including the applicable Secured Instruments, relating to such Indebtedness to which the Borrower or any Subsidiary Loan Party is a party, and (b) delivering to the Collateral Agent a certificate of a Financial Officer and, if requested by a Representative or an Unrepresented Holder, an opinion of counsel, each to the effect that such designation of such Indebtedness is not in contravention of any Secured Instrument. Upon completion of the actions described in clauses (a) and (b) of the preceding sentence, but subject to the following sentence, the Indebtedness designated by such Permitted Additional Obligations Designation shall constitute Permitted Additional Obligations and the Holders thereof shall constitute Secured Parties hereunder and shall be bound by the provisions hereof. Notwithstanding anything herein to the contrary, any purported designation of any such Indebtedness of the Borrower as Permitted Additional Obligations in violation of any Secured Instrument shall be null and void and of no force or effect.

        SECTION 2.02. Additional Security Documents. If the Borrower or any Subsidiary Loan Party is required by any Secured Instrument, Security Document or other agreement to grant a security interest in or Lien on, or assignment of, any assets (other than assets constituting Collateral under the Initial Security Documents) of the Borrower or any Subsidiary Loan Party to secure any Obligations, the Borrower shall, or shall cause the applicable Subsidiary Loan Party or Subsidiary Loan Parties to, grant such security interest in or Lien on, or assignment of, such assets to the Collateral Agent to secure all the Obligations pursuant to an Additional Security Document.

                                   ARTICLE III

                            Acts of Secured Parties;
                             Amounts of Obligations

        SECTION 3.01. Acts of Secured Parties. Any request, demand, authorization, direction, notice, consent, waiver or other action permitted or required by this


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                                       21


Agreement to be given or taken by any Secured Party or the Required Secured Parties or Required Committed Secured Parties may be and, at the request of the Collateral Agent, shall be embodied in and evidenced by one or more instruments reasonably satisfactory in form to the Collateral Agent and signed by such Secured Party or its Representative or the Required Secured Parties or Required Committed Secured Parties or their Representatives (as applicable) and, except as otherwise expressly provided in any such instrument, any such action shall become effective when such instrument or instruments shall have been delivered to the Collateral Agent. The instrument or instruments evidencing any action (and the action embodied therein and evidenced thereby) are sometimes referred to herein as an "Act" of the Persons signing such instrument or instruments. The Collateral Agent shall be entitled to rely absolutely upon (a) an Act of any Representative if such Act purports to be taken by or on behalf of the Secured Parties represented by such Representative and (b) an Act of any Holder if such Act purports to be taken by or on behalf of such Holder, and nothing in this
Section 3.01 or elsewhere in this Agreement shall be construed to require any Representative or Holder to demonstrate that it has been authorized to take any action which it purports to be taking, the Collateral Agent being entitled to rely conclusively, and being fully protected in so relying, on any Act of such Representative or Holder.

        SECTION 3.02. Determination of Amounts of Obligations. Whenever the Collateral Agent is required to determine the existence or amount of any of the Obligations or Secured Instrument Commitments or any portion thereof for any purposes of this Agreement, it shall be entitled to make such determination on the basis of one or more certificates of any applicable Representative or Holder; provided that if, notwithstanding the request of the Collateral Agent, any applicable Representative or Holder shall fail or refuse promptly to certify as to the existence or amount of any Obligations or Secured Instrument Commitments or any portion thereof, the Collateral Agent shall be entitled to determine such existence or amount by such method as the Collateral Agent may, in its sole discretion exercised in good faith, determine, including by reliance upon a certificate of the Borrower; provided further that, promptly following deter-mination of any such amount, the Collateral Agent shall notify such Representative or Holder of such determination and thereafter shall correct any error that such Representative or Holder brings to the attention of the Collateral Agent. The Collateral Agent may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to the Borrower or any Secured Party or any other Person as a result of any action taken by the Collateral Agent based upon such determination prior to receipt of notice of any error in such determination.

        SECTION 3.03. Restrictions on Actions. Each Secured Party agrees that, unless and until this Agreement is terminated as provided herein, the provisions of this Agreement shall provide the exclusive method by which any Secured Party may exercise, or direct the exercise of, rights and remedies under the Support Documents. Therefore, each Secured Party shall, for the mutual benefit of all Secured Parties, except as permitted under this Agreement:

                (a) refrain from taking or filing any action, judicial or otherwise, to enforce any rights or pursue any remedies under the Support Documents, except for delivering notices hereunder; and

                (b) refrain from exercising any rights or remedies under the Support Documents which may be exercisable as a result of an event that could result in a Notice of Enforcement;

provided that the foregoing shall not prevent (i) any Secured Party from imposing a default rate of interest in accordance with the applicable Secured Instrument, (ii) the Collateral Agent from exercising any right or remedy or taking any other action that it is permitted or authorized to exercise or take or (iii) a Secured Party from exercising its rights and remedies as a general creditor in accordance with the applicable Secured Instrument and applicable law, including the right to commence legal proceedings to collect any Obligation due and payable to such Secured Party and remaining unpaid, to accelerate the maturity of any Obligations or to terminate any Secured Instrument Commitment in accordance with the applicable Secured Instrument, to commence legal proceedings to enforce any Secured Instrument and obtain a judgment and to enforce such judgment, in each case to the same extent as if such Secured Party were an unsecured creditor.


                                   ARTICLE IV

                           Duties of Collateral Agent

        SECTION 4.01. Notice to Secured Parties. The Collateral Agent shall promptly notify each Representative and Unrepresented Holder in the event it shall receive any Notice of Enforcement or any Notice of Cancelation of Enforcement or any request by any party hereto or by any Loan Party for any consent, waiver or amendment with respect hereto or any other Support Document.

        SECTION 4.02. Actions Under Support Documents. The Collateral Agent shall not be obligated to take any action under this Agreement or any of the Support Documents except for the performance of such duties as are specifically set forth herein or therein. Subject to the provisions of Article VII, the Collateral Agent shall take any action under or with respect to the Support Documents which is requested by the Required Committed Secured Parties (or, at any time when a Notice of Enforcement is in effect, the Required Secured Parties) and which is not inconsistent with or contrary to the provisions of this Agreement or any other Support Document. At any time when a Notice of Enforcement shall be in effect, the Collateral Agent shall, subject in all cases to the provisions of Article VII, exercise or refrain from exercising all such rights, powers and remedies as shall be available to it under the Support Documents or any of them in accordance with any written instructions received from the Required Secured Parties. Absent written instructions from the Required Secured Parties at a time when a Notice of Enforcement shall be in effect, the Collateral Agent may take, but shall have no obligation to take, any and all such actions under the Support Documents or any of them or otherwise as it shall deem to be in the best interests of the Secured Parties in order to maintain the Collateral and protect and preserve the Collateral and the rights of the Secured Parties.

        SECTION 4.03. Records. The Collateral Agent shall maintain records regarding determinations of the amounts of the outstanding Obligations and Secured Instrument Commitments for any purpose, any distributions from the Collateral Accounts and any information received by the Collateral Agent pursuant to Section 6.02. The information contained in such records shall be made available to any Secured Party upon request.


                                    ARTICLE V

                       Collateral Accounts; Distributions

        SECTION 5.01. The Collateral Accounts. (a) The Collateral Agent shall establish and maintain at its office located at [ ] three collateral accounts designated the "Enforcement Collateral Account", the "Subordination Collateral Account" and the "General Collateral Account", respectively (such collateral accounts, collectively, the "Collateral Accounts").

        (b) All amounts which are received by the Collateral Agent (in its capacity as Collateral Agent) in respect of the Collateral, whether in connection with the exercise of any right or remedy provided in this Agreement or any other Support Document or otherwise (including all amounts received on account of any sale of or other realization upon any of the Collateral pursuant to any Security Document), or pursuant to enforcement of the Guarantee Agreement, in each case while a Notice of Enforcement is in effect shall be deposited in the Enforcement Collateral Account. While a Notice of Enforcement is in effect, all amounts on deposit in or required to be deposited in the Subordination Collateral Account or the General Collateral Account shall be transferred to the Enforcement Collateral Account. Upon the rescission of each effective Notice of Enforcement in accordance with the terms hereof, the Collateral Agent shall (subject to the payment of any Obligations then due in accordance with Section 5.02) release any funds then remaining on deposit in the Enforcement Collateral Account to any Loan Party to the extent required by any of the Security Documents; provided that such funds in an amount equal to the sum of (x) the amount of General Funds transferred to the Enforcement Collateral Account from the General Collateral Account pursuant to paragraph (d) of this Section and (y) the amount of funds that would have been deposited in the General Collateral Account pursuant to paragraph (d) of this Section if a Notice of Enforcement had not been in effect, together with all interest and income on such amounts, shall be deposited in the General Collateral Account for application in accordance with the terms of paragraph (d) of this Section.

        (c) All amounts which are received by the Collateral Agent (in its capacity as Collateral Agent) pursuant to terms of the Subordination Agreement shall be deposited in the Subordination Collateral Account. While a Notice of Enforcement is in effect, all amounts on deposit in or required to be deposited in the Subordination Collateral Account shall be transferred to the Enforcement Collateral Account.

        (d) All amounts which are received by the Collateral Agent (in its capacity as Collateral Agent) which by the terms of any Support Document or any Secured Instrument are required to be held by the Collateral Agent (other than amounts required to be deposited in the Enforcement Collateral Account or the Subordination Collateral Account) shall be deposited in the General

Collateral Account. While a Notice of Enforcement is in effect, all amounts on deposit in or required to be deposited in the General Collateral Account shall be transferred to the Enforcement Collateral Account. The Borrower may, by delivery to the Collateral Agent of a General Funds Release Request, request a release of General Funds from the General Collateral Account in accordance with the applicable provisions of the Support Document or Secured Instrument or Secured Instruments which required such funds to be deposited with the Collateral Agent (but only to the extent any funds in the General Collateral Account were deposited in the General Collateral Account pursuant to such agreements). If no Notice of Enforcement is in effect on the date on which such General Funds are requested to be released pursuant to the applicable General Funds Release Request, the Collateral Agent shall release such General Funds in accordance with such General Funds Release Request. Pending the receipt by the Collateral Agent of a General Funds Release Request with respect to any General Funds or a transfer of such General Funds to the Enforcement Collateral Account as provided above, the Collateral Agent shall invest such funds in Permitted Investments (and the proceeds thereof and interest thereon shall constitute part of such General Funds).

        (e) All amounts deposited in the Collateral Accounts shall be held by the Collateral Agent subject to the terms hereof and of the Support Documents and shall constitute Collateral under the Security Agreement. No Loan Party shall have any rights with respect to, and the Collateral Agent shall have exclusive dominion and control over, the Collateral Accounts.

        SECTION 5.02. Application of Proceeds. Subject to Section 5.05, all amounts deposited in the Enforcement Collateral Account shall be applied in the following order of priority:

        FIRST, to the payment of all costs and expenses incurred by the Collateral Agent (in its capacity as such hereunder or any other Support Document) in connection with any Support Document or any of the Obligations, including all court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by the Collateral Agent under any Support Document on behalf of any Loan Party and any other costs and expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Support Document;

        SECOND, to the Secured Parties pro rata in accordance with the aggregate amounts of the Obligations outstanding on the date of any such distribution (whether or not due and payable); and

        THIRD, the balance, if any, to the Borrower or its successors and assigns, or such other Person or Persons as shall be entitled thereto, or as a court of competent jurisdiction may otherwise direct.

        SECTION 5.03. Time of Payments. Subject to any written instructions received by the Collateral Agent from the Required Secured Parties as to the times at which any amounts are to be distributed pursuant to Section 5.02, all distributions under Section 5.02 shall be made at such times as the Collateral Agent shall, in its sole discretion, determine, subject to Section 5.04.

        SECTION 5.04. Application of Amounts Not Distributable. If any Representative or Unrepresented Holder shall inform the Collateral Agent in writing that no provision is made under the relevant Secured Instrument for the application of amounts which are to be distributed in respect of Obligations under such Secured Instrument pursuant to Section 5.02 (whether by virtue of the applicable Obligations thereunder not being then due and payable or otherwise) or for the holding of such amounts by or on behalf of such parties pending application thereof, then the Collateral Agent shall invest such amounts in Permitted Investments and shall hold such amounts and all proceeds thereof in the Enforcement Collateral Account, solely for the Secured Parties represented by such Representative or such Unrepresented Holder, as the case may be, until such Representative or Unrepresented Holder shall notify the Collateral Agent that such Obligations have been paid (in which case such amounts and all proceeds thereof shall be applied in accordance with the provisions of Section 5.02) or shall request the delivery thereof by the Collateral Agent for application pursuant to such Secured Instrument.

        SECTION 5.05. Treatment of Contingent Obligations. Notwithstanding the foregoing, distributions under clause SECOND of Section 5.02 shall be made disregarding any Contingent Obligations. If any Contingent Obligations exist at any time that any amounts are to be distributed to the Borrower under clause THIRD of Section 5.02, the Collateral Agent shall deposit such amounts up to an amount equal to such Contingent Obligations in a collateral account established and maintained at its office located at [ ] (designated the "Contingent Obligations Collateral Account") for the benefit of the Secured Parties that have a claim with respect to such Contingent Obligations. The Collateral Agent shall invest such amounts in Permitted Investments until the Representative of such Secured Parties or the applicable Unrepresented Holder, as the case may be, shall notify the Collateral Agent that any or all of the Contingent Obligations with respect to the Secured Parties represented by such Representative or such Unrepresented Holder, as the case may be, have become fixed or liquidated (in which case such amounts up to the amount in the Contingent Obligations Collateral Account shall be delivered to such Representative or Unrepresented Holder, as the case may be, to be applied pursuant to the applicable Secured Instrument) or that such Contingent Obligations have expired or cease to exist (in which case an amount in the Contingent Obligations Collateral Account in excess of the Contingent Obligations outstanding at such time shall be applied in accordance with the provisions of Section 5.02).

        SECTION 5.06. Collateral Agent's Calculations. In making the determinations and allocations required by Section 5.02, the Collateral Agent may rely upon certificates as provided in Section 3.02, as to the amounts payable with respect to Obligations. If any Secured Party receives any amount pursuant to Section
5.02 in excess of the amount it was entitled to receive pursuant to Section 5.02 as a result of a demonstrable error in the determination of the amount of the Obligations, then such Secured Party (by becoming a Holder of Obligations and accepting the benefits of this Agreement) agrees to pay such excess to the Collateral Agent for application in accordance with Section 5.02 as soon as practicable after the existence of such error shall have been determined. All distributions made by the Collateral Agent pursuant to Section 5.02 shall be (subject to the preceding sentence and to any decree of any court of competent jurisdiction and to the preceding sentence) final, and the Collateral Agent shall have no duty to inquire as to the application by any Representative or Unrepresented Holder of any amounts distributed to them.


                                   ARTICLE VI

                                   Agreements

        SECTION 6.01. Delivery of Agreements. The Borrower shall deliver to the Collateral Agent, promptly upon the execution thereof, true and complete copies of (a) all amendments, supplements or other modifications to any Secured Instrument and (b) each Additional Security Document.

        SECTION 6.02. Information. On a quarterly basis promptly following the end of each calendar quarter, and from time to time upon the request of the Collateral Agent (which request may be made by the Collateral Agent at the reasonable direction of any Secured Party), the Borrower shall promptly deliver to the Collateral Agent a list, setting forth as of a specified date not more than 10 days prior to the date of delivery, of the aggregate outstanding Obligations and Secured Instrument Commitments and the name and address of each Secured Party (and the name and address of such Secured Party's Representative, if any) and the respective amounts of Obligations and Secured Instrument Commitments attributable to each. The Collateral Agent shall provide a copy of the most recent list delivered to it under this Section to any Secured Party upon request.

                                   ARTICLE VII

                              The Collateral Agent

        SECTION 7.01. Appointment; Rights and Duties. (a) Each of the Secured Parties hereby irrevocably appoints the Collateral Agent as its agent and authorizes the Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to the Collateral Agent by the terms of the Support Documents, together with such actions and powers as are reasonably incidental thereto.

        (b) Any Person serving as the Collateral Agent hereunder shall have the same rights and powers in its capacity as a Secured Party as any other Secured Party and may exercise the same as though it were not the Collateral Agent, and such Person and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Collateral Agent hereunder.

        (c) The Collateral Agent shall not have any duties or obligations except those expressly set forth in the Support Documents. Without limiting the generality of the foregoing, (i) the Collateral Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Notice of Enforcement is in effect, (ii) the Collateral Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Support Documents that the Collateral Agent is required to exercise in writing by the Required Secured Parties, and (iii) except as expressly set forth in the Support Documents, the Collateral Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Parent, the Borrower or the Subsidiary Loan Parties that is communicated to or obtained by the Person serving as the Collateral Agent or any of its Affiliates in any capacity. The Collateral Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Secured Parties (or the requisite portion thereof as required by any applicable provision of this Agreement) or in the absence of its own gross negligence or wilful mis conduct. The Collateral Agent shall be deemed not to have knowledge of any event that could result in a Notice of Enforcement unless and until a Notice of Enforcement is given to the Collateral Agent, and the Collateral Agent shall not be responsible for or have any duty to ascertain or inquire into (A) any statement, warranty or representation made in or in connection with any Support Document or Secured Instrument, (B) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (C) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Support Document or Secured Instrument, (D) the validity, enforceability, effectiveness or genuineness of any Support Document or Secured Instrument or any other agreement, instrument or document, or (E) the satisfaction of any condition set forth in any Support Document or Secured Instrument, other than to confirm receipt of items expressly required to be delivered to the Collateral Agent.

        (d) The Collateral Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Collateral Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Collateral Agent may consult with legal counsel (who may be counsel for the

Parent or the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

        (e) The Collateral Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Collateral Agent. The Collateral Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Collateral Agent and any such sub-agent, and shall apply to their respective activities in connection with the activities as Collateral Agent.

        (f) Subject to the appointment and acceptance of a successor Collateral Agent as provided in this paragraph, the Collateral Agent may resign at any time by notifying each Secured Party and the Borrower. Upon any such resignation, the Required Committed Secured Parties (or, at any time when a Notice of Enforcement is in effect, the Required Secured Parties) shall have the right to appoint a successor. If no successor shall have been so appointed by the Required Committed Secured Parties (or, if applicable, the Required Secured Parties) and shall have accepted such appointment within 30 days after the retiring Collateral Agent gives notice of its resignation, then the retiring Collateral Agent may, on behalf of the Secured Parties, appoint a successor Collateral Agent which shall be a bank with an office in New York, New York or an Affiliate of any such bank. Upon the acceptance of its appointment as Collateral Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Collateral Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Collateral Agent's resignation hereunder, the provisions of this Article shall continue in effect for the benefit of such retiring Collateral Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Collateral Agent.

        (g) Each Secured Party acknowledges that it has, independently and without reliance upon the Collateral Agent or any other Secured Party and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to extend credit to the Borrower pursuant to the applicable Secured Instrument and enter into this Agreement. Each Secured Party also acknowledges that it will, independently and without reliance upon the Collateral Agent or any other Secured Party and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Support Document or related agreement or any document furnished hereunder or thereunder.

        SECTION 7.02. Expenses; Indemnity; Damage Waiver. (a) The Borrower shall pay (i) all costs and expenses incurred by the Collateral Agent, including the fees, charges and disbursements of counsel for the Collateral Agent, in connection with the negotiation, preparation, execution and delivery of the Support Documents, and (ii) all costs and expenses incurred by the Collateral Agent, including the fees, charges and disbursements of any counsel, consultants or appraisers for the Collateral Agent, in connection with (A) the enforcement or protection of its rights in connection with the Support Documents, including its rights under this Section and (B) the administration of, and any amendments, modifications, waivers or supplements of or to the provisions of, any of the Support Documents.

        (b) The Borrower shall indemnify the Collateral Agent and each of its Related Parties (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Support Document or Secured Instrument or any other agreement or instrument contemplated hereby, or the performance by the parties to the Support Documents or Secured Instruments of their respective obligations thereunder, (ii) any extension of credit under any Secured Instrument or the use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of the Subsidiary Loan Parties or at which any Collateral is located, or any Environmental Liability related in any way to the Borrower or any of the Subsidiary Loan Parties, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses have resulted from the gross negligence or wilful misconduct of such Indemnitee.

        (c) To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby.

        (d) All amounts due under this Section shall be payable not later than 30 days after written demand therefor.

                                  ARTICLE VIII

                         Representations and Warranties

                  The Borrower represents and warrants to the

Secured Parties that:

        SECTION 8.01. Organization; Powers. Each Loan Party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a material adverse effect of the Borrower and the Subsidiary Loan Parties taken as a whole, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

        SECTION 8.02. Authorization; Enforceability. The execution delivery and performance by each Loan Party of the Support Documents to which it is a party are within such Loan Party's corporate powers and have been duly authorized by all necessary company or corporate, as the case may be, and, if required, stockholder action. This Agreement and each other Support Document has been duly executed and delivered by each Loan Party that is a party thereto and constitutes a legal, valid and binding obligation of such Loan Party (as the case may be), enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

        SECTION 8.03. Governmental Approvals; No Conflicts. The execution, delivery and performance by each Loan Party of the Support Documents to which it is a party (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except filings necessary to perfect Liens created under the Security Documents, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of any Loan Party or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon any Loan Party or its assets, or give rise to a right thereunder to require any payment to be made by any Loan Party, and (d) will not result in the creation or imposition of any Lien on any asset of any Loan Party, except Liens created under the Security Documents.

                                   ARTICLE IX

                           Intercreditor Arrangements

        SECTION 9.01. Security Interests. The Collateral Agent and each of the Secured Parties hereby agree that the Liens and security interests granted to the Collateral Agent under the Security Documents, and the Guarantees provided under the Guarantee Agreement, shall be treated, as among the Secured Parties, as having equal priority and shall at all times be shared by the Secured Parties as provided herein.

        SECTION 9.02. Turnover of Collateral and Certain Payments. If any Secured Party (i) acquires custody, control or possession of any Collateral or proceeds therefrom or (ii) receives any payment pursuant to enforcement of the Guarantee Agreement, in each case other than pursuant to the terms of this Agreement, then such Secured Party shall promptly cause such Collateral, proceeds or payments to be delivered to or put in the custody, possession or control of the Collateral Agent for disposition or distribution in accordance with the provisions of Article V. Until such time as the provisions of the immediately preceding sentence have been complied with, such Secured Party shall be deemed to hold such Collateral, proceeds or payments in trust for the parties entitled thereto hereunder. Notwithstanding the foregoing, no Secured Party shall be required to deliver to or put in the custody, possession or control of the Collateral Agent or to hold in trust as specified in the preceding sentence any amount of any Obligation paid or prepaid by the Borrower to it (and not obtained by it through any sale of or other realization upon any Collateral or by enforcement of its rights under the Guarantee Agreement as provided herein and in the Support Documents) in accordance with the terms of the applicable Secured Instrument.

        SECTION 9.03. Release of Collateral and Guarantees. (a) In connection with any sale, transfer or disposition of any Collateral to any Person other than the Borrower or any Subsidiary Loan Party that does not violate any Secured Instrument, the Secured Parties agree that any Liens on such Collateral created pursuant to the Security Documents will be released upon the delivery of evidence satisfactory to the Collateral Agent that such sale, transfer or disposition (and the release of such Liens and, if applicable, any guarantee of the Obligations) is in compliance with the requirements of each Secured Instrument (including a certificate from a Financial Officer to such effect). In the event any such sale, transfer or disposition to a Person other than the Parent or any subsidiary thereof (including the Borrower or any Subsidiary Loan Party) shall be of 100% of the Equity Interests of a Subsidiary Loan Party, the Secured Parties hereby authorize the Collateral Agent upon the delivery of such evidence to release such Subsidiary and its assets from its obligations under and the Liens created by the Support Documents and to execute amendments, releases and other documents in form and substance satisfactory to the Collateral Agent confirming such release.

        (b) Collateral may be released in connection with the exercise of any rights, powers or remedies by the Collateral Agent pursuant to and in accordance with Section 4.02 and such release shall not require any approval under this Section.

        (c) The Secured Parties hereby authorize the Collateral Agent to execute releases and other documents in form and substance satisfactory to the Collateral Agent in respect of any release of Collateral permitted under this Section.

        SECTION 9.04. Additional Collateral. Each of the Secured Parties hereby covenants and agrees that it (a) will not accept any Guarantee of any of the Obligations by any Person unless such Person's Guarantee is provided pursuant to the Guarantee Agreement or otherwise Guarantees the payment of all the Obligations on a pari passu basis and (b) will not take any security interest in or Lien on or assignment of any assets to secure any of the Obligations unless such security interest or Lien or assignment is granted to the Collateral Agent to secure the payment of all the Obligations on a pari passu basis pursuant to an Additional Security Document; provided that the foregoing shall not apply to any insurance or other credit support acquired by a Secured Party at its own expense from a Person (other than any Loan Party or an Affiliate thereof) with respect to the Obligations.

        SECTION 9.05. Purchase of Collateral. Any Secured Party may purchase Collateral at any public sale of such Collateral pursuant to any of the Security Documents and to the extent, but only to the extent, approved by the Required Secured Parties (determined for this purpose without giving effect to the Obligations owed to the Secured Party that is making such purchase, unless it is the only Holder at the time) may make payment on account thereof by using any Obligation then due and payable to such Secured Party from the Person which granted a security interest in such Collateral as a credit against the purchase price.

        SECTION 9.06. Further Assurances, etc. Each party hereto shall execute and deliver such other documents and instruments, in form and substance reasonably satisfactory to the other parties hereto, and shall take such other action, in each case as any other party hereto may reasonably have requested (at the cost and expense of the Borrower which agrees to pay such costs and expenses), to effectuate and carry out the provisions of this Agreement and the other Support Documents, including by recording or filing in such places as the requesting party may deem desirable, this Agreement or such other documents or instruments.

                                    ARTICLE X

                              Benefit of Agreement

        This Agreement is being executed and delivered by the Persons whose names appear on the signature pages below and by such other Persons as become parties hereto by the execution and delivery of a Permitted Additional Obligations Designation pursuant to Section 2.01, but shall benefit, in addition to such Persons, each other Secured Party represented by a Representative (including the Lenders). Notwithstanding the foregoing, it is expressly understood that the entitlement of each such other Secured Party to the benefits of this Agreement and of the Support Documents is subject to the terms and conditions of this Agreement and is expressly conditioned on the observance by such Secured Party of such terms and conditions. Without limiting the foregoing, the Collateral Agent may (but shall not be required to), as a condition to making any distribution hereunder to which any such Secured Party would be entitled, require that such Secured Party execute and deliver to the Collateral Agent an acknowledgment of and consent to all the provisions of this Agreement (specifically including the provisions of Section 5.06); provided that the failure to request or obtain any such acknowledgment or consent shall not affect any of the obligations of such Secured Party hereunder.

                                   ARTICLE XI

                                  Miscellaneous

        SECTION 11.01. Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

                (a) if to the Borrower, to it at 10307 Pacific Center Court, San Diego, California 92121, Attention of President (Telecopy No. (619) 882-6010);

                (b) if to the Collateral Agent, to it at [ ], Attention of [ ] (Telecopy No. [ ]);

                (c) if to the Administrative Agent, to it at 283 King George Road, Warren, New Jersey 07059, Attention of Assistant Treasurer-Project Finance (Telecopy No. (908) 559-1711); and

                (d) if to any other Secured Party, to it at its address (or telecopy number) set forth in the applicable Permitted Additional Obligation Designation.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

        SECTION 11.02. Waivers; Amendments. (a) No failure or delay by the Collateral Agent in exercising any right or power hereunder or under any other Support Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent hereunder and under the other Support Documents are cumulative and are not exclusive of any rights or remedies that it would otherwise have. No waiver of any provision of any Support Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

        (b) Neither this Agreement nor any other Support Document nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower and the Representatives and/or Unrepresented Holders representing the Required Committed Secured Parties (or, at any time when a Notice of Enforcement is in effect, the Required Secured Parties) or, in the case of any other Support Document, pursuant to an agreement or agreements in writing entered into by the Collateral Agent and the Loan Party or Loan Parties that are parties thereto with the consent of the Required Committed Secured Parties (or, at any time when a Notice of Enforcement is in effect, the Required Secured Parties); provided that no such agreement shall (i) adversely affect any of the Collateral Agent's rights, immunities or rights to indemnification hereunder or under any Support Document or expand its duties hereunder or under any Support Document, without the prior written consent of the Collateral Agent, (ii) modify any provision hereof which is intended to provide for the equal and ratable security of all Obligations without the prior written consent of all Secured Parties, (iii) release all or any substantial part of the Collateral from the Liens of the Security Documents (except as expressly provided in Section 9.03), without the prior written consent of each Secured Party, (iv) release any Subsidiary Loan Party from its Guarantee under the Guarantee Agreement (except as expressly provided in Section 9.03) or limit or condition its obligations thereunder, without the prior written consent of each Secured Party, or (v) change the definitions of "Credit Facility Obligations", "Obligations", "Permitted Additional Obligations", "Required Secured Parties", "Required Committed Secured Parties" or this Section or
Section 9.03 without the prior written consent of each Secured Party. Notwithstanding the foregoing, the Collateral Agent and the Borrower and, in the case of the Guarantee Agreement, any guarantor party to the Guarantee Agreement, may enter into one or more agreements supplemental to the applicable Support Documents, in form and substance satisfactory to the Collateral Agent, to add any guarantor of the Obligations or any grantor to any Security Document.

        SECTION 11.03. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

        SECTION 11.04. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

        SECTION 11.05. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

        (b) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Support Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Support Document shall affect any right that the Collateral Agent or any Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or any other Support Document against the Borrower or their properties in the courts of any jurisdiction.

        (c) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Support Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

        (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 11.01. Nothing in this Agreement or any other Support Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

        SECTION 11.06. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER SUPPORT DOCUMENT (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER

THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

        SECTION 11.07. Headings. Article and Section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

        SECTION 11.08. Successors and Assigns. (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party (including, in the case of any Secured Party, each transferee or assignee of Obligations held by it).

        (b) The Borrower shall not assign or delegate any of its rights or duties hereunder or any of its interest herein without the prior written consent of each Secured Party, and any purported assignment or delegation in contravention of this paragraph shall be void.

        SECTION 11.09. Termination. This Agreement shall automatically terminate when (i) the Liens and security interests granted under the Security Documents have terminated and (ii) the Collateral has been released and the Obligations have been indefeasibly paid and performed in full and all Secured Instrument Commitments shall have terminated; provided that the provisions of Section 7.02 shall not be affected by any such termination.

        SECTION 11.10. Complete Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior representations, negotiations, writings, memoranda and agreements.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                        CRICKET WIRELESS
                                        COMMUNICATIONS, INC.,

                                        by

                                          Name:
                                          Title:


                                        STATE STREET BANK AND TRUST
                                        COMPANY, as Collateral Agent,

                                        by

                                          Name:
                                          Title:


                                        LUCENT TECHNOLOGIES INC., as
                                        Administrative Agent,

                                        by

                                          Name:
                                          Title:


                                                                       EXHIBIT A


                                     FORM OF
                  PERMITTED ADDITIONAL OBLIGATIONS DESIGNATION


                                                                          [Date]
To: [_________], as Collateral Agent

Re: Collateral Agency and Intercreditor Agreement, dated as of September 17, 1999, among CRICKET WIRELESS COMMUNICATIONS, INC., STATE STREET BANK AND TRUST

        COMPANY, as Collateral Agent, and the Representatives and Unrepresented Holders referred to therein (the "Collateral Agency and Intercreditor Agreement").


        Reference is hereby made to the Collateral Agency and Intercreditor Agreement. Capitalized terms which are defined in the Collateral Agency and Intercreditor Agreement are used herein as therein defined.

        In accordance with Section 2.1 of the Collateral Agency and Intercreditor Agreement, the following Indebtedness for borrowed money of the Borrower are hereby added as Permitted Additional Obligations thereunder.

        [DESCRIBE INDEBTEDNESS]

Attached hereto is a true and complete copy of each agreement (together with all schedules, exhibits, annexes, appendices and other attachments thereto), constituting the applicable Secured Instruments relating to such Permitted Additional Obligations.

        The undersigned is [the Secured Party] [the Representative of the Secured Parties] in respect of such Permitted Additional Obligations and hereby acknowledges receipt of a copy of the Collateral Agency and Intercreditor Agreement. [The undersigned agrees that, upon execution and delivery hereof, it shall be a party to the Collateral Agency and Intercreditor Agent and shall have all the rights and obligations of a Secured Party under the Collateral Agency and Intercreditor Agreement in accordance with the terms thereof.] [The undersigned represents that it has been appointed as the Representative under the Secured Instruments referred to above on behalf of the Holders thereunder, with the power to become a party to the Collateral Agency and Intercreditor Agreement on behalf of such Holders, and by the undersigned's execution and delivery hereof, each such Holder shall become a party to the Collateral Agency and Intercreditor Agreement and shall have all the rights and obligations of a Secured Party under the Collateral Agency and Intercreditor Agreement in accordance with the terms thereof].

        All communications and notices under the Collateral Agency and Intercreditor Agreement to the [Secured Party] [Representative and the Holders under the Secured Instruments referred to above] shall be given to such Person at the address set forth on Schedule I hereto.


[_____________]

by
Name:
Title:


[Secured Party] [Representative]

by
Name:
Title:


CRICKET WIRELESS COMMUNICATIONS, INC.,

by
Name:
Title:

                                                                      SCHEDULE I


                                 ADDRESS[ES] OF
                         [SECURED PARTY] [REPRESENTATIVE
                              AND SECURED PARTIES]